Media Contact: Mark Polzin (314) 982-1758

EMERSON REPORTS THIRD QUARTER 2012 RESULTS

•	Sales increased 3 percent from the prior year to $6.5 billion, with underlying sales up 6 percent
•	Strong margin improvement benefited from continued recovery of Process Management
•	Record third quarter earnings per share of $1.04, up 16 percent from the prior year

ST. LOUIS, August 7, 2012 – Emerson (NYSE: EMR) today announced that net sales for the third quarter ended June 30, 2012, increased 3 percent to $6.5 billion, led by robust growth in Process Management. Underlying sales grew 6 percent, as currency translation deducted 3 percent and acquisitions, net of divestitures, had a negligible impact, with the U.S. up 6 percent, Asia up 9 percent, and Europe unchanged from the prior year.

Operating profit margin of 19.9 percent improved 180 basis points from the prior year and 340 basis points from the second quarter, as volume leverage and cost reduction benefits drove 55 percent sequential operating profit leverage. The strong profitability benefited from exceptional leverage in Process Management as backlog related to the Thailand flooding converted into sales at high margin. Pretax earnings margin expanded 200 basis points from the prior year to 17.8 percent and 400 basis points from the second quarter as sequential pretax earnings leverage was 60 percent. Earnings per share of $1.04, a record for the third quarter, increased 16 percent from the prior year.

“This was a strong quarter in what has become an increasingly uncertain and weakening global economy,” said Chairman and Chief Executive Officer David N. Farr. “We continued to recover from a challenging start to the year despite some obvious signs of slowness around the world. In the current business environment, underlying sales growth and margin expansion of this magnitude reflect strong operational execution and returns generated from our growth and restructuring investments.”

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Balance Sheet / Cash Flow

Operating cash flow of $846 million decreased 6 percent from the prior year quarter, as strong earnings growth was offset by higher receivables related to sales timing. Inventory performance improved compared with the prior year and prior quarter, benefiting from resolution of the Thailand flooding supply chain disruption, other operational improvements, and the stronger U.S. dollar. Trade working capital of 16.8 percent of sales was equal to the prior year and reflected sequential improvement of 130 basis points. Free cash flow was unchanged from the prior year at $705 million, as capital expenditures decreased to $141 million, resulting in conversion from earnings of 90 percent. Approval of the fourth quarter dividend payment is anticipated at today’s Board of Directors meeting, completing the 56th consecutive year of dividend increases.

“Operations generated substantial cash flow in the quarter, keeping us on pace for a record year,” Farr said. “We accelerated share repurchases as the market valuation became increasingly attractive and acquisition activity remained limited. Our stable cash generation and flexible capital structure allow us to maintain focus on returning cash to shareholders, regardless of the economic environment.”

Business Segment Highlights

Process Management sales grew 19 percent, as global energy investments and backlog conversion related to the Thailand flooding generated robust growth. Underlying sales increased 23 percent and currency translation deducted 4 percent, with the U.S. up 29 percent, Asia up 25 percent, and Europe up 14 percent. Project activity in oil and gas, chemical, and power end markets continued at a brisk pace across all product lines. Segment margin of 23.1 percent increased 270 basis points from the prior year quarter, primarily driven by volume leverage and cost reduction benefits. Recovery of sales delayed by the Thailand flooding progressed as expected, contributing to strong volume leverage. Underlying orders, which exclude currency translation, grew 17 percent in the quarter, resulting in backlog remaining at a high level, and supporting a favorable outlook in Process Management for the next several quarters.

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Industrial Automation sales decreased 1 percent during the quarter, as currency translation deducted 4 percent and European end markets remained weak. Underlying sales increased 3 percent, with the U.S. up 12 percent, Asia flat, and Europe down 4 percent. Strength in the power generating alternators, hermetic motors, and ultrasonic welding businesses offset weakness in the fluid automation and motors and drives businesses. Segment margin of 18.8 percent improved 220 basis points from the prior year quarter. Profitability benefited from an anticipated $37 million payment received by the power transmission business in the third quarter related to dumping duties under the U.S. Continued Dumping and Subsidy Offset Act. This is expected to be the final payment under the Act. Looking ahead, with approximately 40 percent of sales in Europe, the continued EU fiscal crisis and weak euro will put pressure on the segment in the near term.

Network Power sales declined 6 percent, as telecommunications and information technology end markets remained weak. Underlying sales decreased 4 percent, as currency translation deducted 3 percent and acquisitions added 1 percent, with the U.S. down 14 percent, Asia up 6 percent, and Europe down 7 percent. In addition to soft market conditions, product line rationalization in the embedded computing and power business continued, contributing to a double-digit sales decline. In the network power systems business, underlying sales decreased slightly, with mixed results across regions and businesses. Strength in Asia and Latin America was more than offset by softness in the U.S. and Europe. Volume deleverage, unfavorable product mix, and restructuring resulted in a 10 basis point reduction in segment margin from the prior year quarter to 10.3 percent, but sequentially margin expanded 170 basis points, as realization of cost savings from restructuring programs drove improvement. Despite the sales decline and higher restructuring expense, profit margin improved in the network power systems business compared with the prior year, and sequential margin improvement continued in the embedded computing and power business. Sequential margin expansion is expected to continue into the fourth quarter despite ongoing softness in certain end markets.

Climate Technologies sales decreased 2 percent, as global HVAC end markets remained weak but demonstrated signs of improvement. Underlying sales

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declined 1 percent, as currency translation deducted 2 percent and acquisitions added 1 percent. By geography, underlying sales in the U.S. grew 1 percent, Asia decreased 5 percent, and Europe decreased 12 percent. The U.S. market is slowly improving, but channel conditions are mixed and demand from favorable weather has been tempered by cautious consumer sentiment toward the economy. Specifically, strong growth of 12 percent in the residential business was offset by weakness in the service business, after robust growth in the prior year. Market conditions in China improved as well, but remained negative, as commercial growth was more than offset by continued weakness in the residential business. Despite the sales decrease, segment margin of 20.2 percent increased 60 basis points from the prior year quarter, primarily benefiting from cost containment programs. End market demand is expected to continue to improve at a modest pace in the U.S. and China in the near term.

Commercial & Residential Solutions sales grew 2 percent during the quarter, as the divested heating products business deducted 4 percent and currency translation deducted 1 percent. Underlying sales increased 7 percent, primarily reflecting solid commercial and residential construction demand in the U.S. Segment margin improved 20 basis points from the prior year quarter to 20.4 percent. End market demand in the U.S. is expected to continue growing in the near term. The Knaack business divestiture is anticipated to be completed in the fourth quarter.

2012 Outlook

Economies around the world are slowing as uncertainty builds and visibility deteriorates, resulting in many consumers and businesses becoming less confident. With no apparent path to resolving the European financial crisis, looming fiscal policy changes in the U.S., and slower growth in China, the pace of business investment is expected to remain tepid. Furthermore, this lack of confidence is driving capital to safer havens, increasing the value of the U.S. dollar, particularly relative to the euro. Based on the currency exchange rate changes and weaker environment, the revised 2012 outlook is as follows:

•	Underlying sales growth 3 to 4 percent
•	Reported sales growth 1 to 2 percent

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•	Operating profit margin 17.5 to 17.8 percent, and pretax margin 15.0 to 15.3 percent
•	Restructuring expense approximately $125 million
•	Tax rate approximately 32 percent
•	Earnings per share of $3.35 to $3.40
•	Operating cash flow approximately $3.3 to 3.4 billion
•	Capital expenditures approximately $700 million

Upcoming Investor Events

Today at 2:00 p.m. ET (1:00 p.m. CT), Emerson management will discuss the third quarter results during an investor conference call. Interested parties may listen to the live conference call via the Internet by visiting Emerson’s website at www.Emerson.com/financial and completing a brief registration form. A replay of the conference call will remain available for approximately three months after the call.

Forward-Looking and Cautionary Statements

Statements in this release that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include economic and currency conditions, market demand, pricing, and competitive and technological factors, among others, as set forth in the Company's most recent Form 10-K filed with the SEC.

(tables attached)

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TABLE 1

EMERSON AND SUBSIDIARIES

CONSOLIDATED OPERATING RESULTS

(AMOUNTS IN MILLIONS EXCEPT PER SHARE, UNAUDITED)

	Quarter Ended June 30,		Percent
	2011	2012	Change

Net Sales	$6,288	$6,484	3%
Costs and expenses:
Cost of sales	3,790	3,856
SG&A expenses	1,363	1,338
Other deductions, net	87	84
Interest expense, net	56	51
Earnings before income taxes	992	1,155	16%
Income taxes	294	368
Net earnings	698	787	13%
Less: Noncontrolling interests in earnings of subsidiaries	15	17
Net earnings common stockholders	$683	$770	13%

Diluted avg. shares outstanding	753.3	734.3

Diluted earnings per common share	$0.90	$1.04	16%

	Quarter Ended June 30,
	2011	2012
Other deductions, net
Amortization of intangibles	$64	$67
Rationalization of operations	21	35
Other	2	25
Gains, net	-	(43)
Total	$87	$84

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TABLE 2

EMERSON AND SUBSIDIARIES

CONSOLIDATED OPERATING RESULTS

(AMOUNTS IN MILLIONS EXCEPT PER SHARE, UNAUDITED)

	Nine Months Ended June 30,		Percent
	2011	2012	Change

Net Sales	$17,677	$17,712	0%
Costs and expenses:
Cost of sales	10,710	10,693
SG&A expenses	3,989	4,051
Other deductions, net	266	279
Interest expense, net	174	167
Earnings before income taxes	2,538	2,522	(1%)
Income taxes	782	798
Net earnings	1,756	1,724	(2%)
Less: Noncontrolling interests in earnings of subsidiaries	37	38
Net earnings common stockholders	$1,719	$1,686	(2%)

Diluted avg. shares outstanding	756.2	736.5

Diluted earnings per common share	$2.26	$2.28	1%

	Nine Months Ended June 30,
	2011	2012
Other deductions, net
Amortization of intangibles	$195	$182
Rationalization of operations	54	89
Other	39	58
Gains, net	(22)	(50)
Total	$266	$279

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TABLE 3

EMERSON AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(DOLLARS IN MILLIONS, UNAUDITED)

	Quarter Ended June 30,
	2011	2012
Assets
Cash and equivalents	$1,781	$2,292
Receivables, net	4,443	4,601
Inventories	2,422	2,367
Other current assets	637	743
Total current assets	9,283	10,003
Property, plant & equipment, net	3,382	3,418
Goodwill	8,974	8,739
Other intangible assets	2,074	1,856
Other	391	310

Total assets	$24,104	$24,326

Liabilities and Equity
Short-term borrowings and current maturities of long-term debt	$862	$2,060
Accounts payables	2,633	2,617
Accrued expenses	2,657	2,561
Income taxes	156	158
Total current liabilities	6,308	7,396
Long-term debt	4,353	3,789
Other liabilities	2,444	2,476
Total equity	10,999	10,665

Total liabilities and equity	$24,104	$24,326

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TABLE 4

EMERSON AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

(DOLLARS IN MILLIONS, UNAUDITED)

	Nine Months Ended June 30,
	2011	2012
Operating Activities
Net earnings	$1,756	$1,724
Depreciation and amortization	650	617
Changes in operating working capital	(469)	(616)
Pension funding	(100)	(122)
Other	141	139
Net cash provided by operating activities	1,978	1,742

Investing Activities
Capital expenditures	(403)	(428)
Purchases of businesses, net of cash and equivalents acquired	(228)	(178)
Other	(42)	(40)
Net cash used in investing activities	(673)	(646)

Financing Activities
Net increase in short-term borrowings	198	902
Principal payments on long-term debt	(54)	(255)
Dividends paid	(781)	(881)
Purchases of treasury stock	(495)	(527)
Other	(32)	(37)
Net cash used in financing activities	(1,164)	(798)

Effect of exchange rate changes on cash and equivalents	48	(58)

Increase in cash and equivalents	189	240

Beginning cash and equivalents	1,592	2,052

Ending cash and equivalents	$1,781	$2,292

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TABLE 5

EMERSON AND SUBSIDIARIES

SEGMENT SALES AND EARNINGS

(DOLLARS IN MILLIONS, UNAUDITED)

	Quarter Ended June 30,
	2011	2012
Sales
Process Management	$1,789	$2,122
Industrial Automation	1,391	1,378
Network Power	1,683	1,588
Climate Technologies	1,171	1,146
Commercial & Residential Solutions	472	481
	6,506	6,715
Eliminations	(218)	(231)
Net Sales	$6,288	$6,484

Earnings
Process Management	$366	$490
Industrial Automation	230	259
Network Power	176	163
Climate Technologies	229	232
Commercial & Residential Solutions	96	98
	1,097	1,242
Differences in accounting methods	60	59
Corporate and other	(109)	(95)
Interest expense, net	(56)	(51)
Earnings before income taxes	$992	$1,155

Rationalization of operations
Process Management	$4	$4
Industrial Automation	8	13
Network Power	6	14
Climate Technologies	2	2
Commercial & Residential Solutions	1	2
	$21	$35

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TABLE 6

EMERSON AND SUBSIDIARIES

SEGMENT SALES AND EARNINGS

(DOLLARS IN MILLIONS, UNAUDITED)

	Nine Months Ended June 30,
	2011	2012
Sales
Process Management	$4,984	$5,518
Industrial Automation	3,909	3,891
Network Power	4,968	4,632
Climate Technologies	2,995	2,805
Commercial & Residential Solutions	1,373	1,413
	18,229	18,259
Eliminations	(552)	(547)
Net Sales	$17,677	$17,712

Earnings
Process Management	$952	$1,021
Industrial Automation	625	644
Network Power	508	419
Climate Technologies	539	490
Commercial & Residential Solutions	280	295
	2,904	2,869
Differences in accounting methods	169	163
Corporate and other	(361)	(343)
Interest expense, net	(174)	(167)
Earnings before income taxes	$2,538	$2,522

Rationalization of operations
Process Management	$8	$13
Industrial Automation	18	21
Network Power	16	40
Climate Technologies	8	8
Commercial & Residential Solutions	4	7
	$54	$89

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TABLE 7

Reconciliations of Non-GAAP Financial Measures

The following reconciles Non-GAAP measures with the most directly comparable GAAP measure (dollars in millions):

Forecast 2012 Underlying Sales
Underlying Sales (Non-GAAP)	+3 to 4%
Acq./Div./Currency	~(2%)
Net Sales	+1 to 2%

Forecast 2012 Operating Profit
Operating Profit Margin % (Non-GAAP)	17.5 to 17.8%
Interest Expense and Other Deductions, Net %	~(2.5%)
Pretax Earnings Margin %	15.0 to 15.3%

				Q3/Q2 2012
	Q3 2011	Q2 2012	Q3 2012	Leverage*
Net Sales	$6,288	$5,919	$6,484	$565

Operating Profit
Operating Profit (Non-GAAP)	$1,135	$977	$1,290	$313
Operating Profit Margin % (Non-GAAP)	18.1%	16.5%	19.9%	55%
Other Deductions, Net	87	105	84	(21)
Interest Expense, Net	56	58	51	(7)
Pretax Earnings	$992	$814	$1,155	$341
Pretax Earnings Margin %	15.8%	13.8%	17.8%	60%

Cash Flow
Operating Cash Flow			$846
Capital Expenditures			(141)
Free Cash Flow (Non-GAAP)			$705

Net Earnings			$787
% of Net Earnings
Operating Cash Flow			107%
Capital Expenditures			(17%)
Free Cash Flow (Non-GAAP)			90%

*Operating profit and pretax earnings leverage is the change in operating profit or pretax earnings between the relevant periods divided by the change in net sales for those periods.

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